THE UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2005

AMERICAN HOME MORTGAGE SECURITIES LLC (as depositor under a Series 2005-1 Indenture dated as of March 23, 2005, providing for, inter alia, the issuance of Mortgage-Backed Notes Series 2005-1)

American Home Mortgage Securities LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-121581	20-0103914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Broadhollow Road Melville, New York		11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (516) 396-7700.

______________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Acquisition or Disposition of Assets.

For a description of the Notes and the Mortgage Pool, refer to the Indenture.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.
	(a)	Not applicable
	(b)	Not applicable
	(c)	Exhibits:

Exhibit No.	Description
3.1

Supplemental Indenture Number One dated June 1, 2005, among American Home Mortgage Investment Trust Series 2005-1, as Issuer, Wells Fargo Bank, N.A., as Securities Administrator and Deutsche Bank National Trust Company, as Indenture Trustee.

99.1

Amendment Number One to the RMBS Servicing Agreement, dated June 1, 2005, among American Home Mortgage Servicing, Inc. as RMBS Servicer, American Home Mortgage Investment Trust 2005-1, as Issuer, American Home Mortgage Acceptance, Inc. as Seller, Wells Fargo Bank, N.A., as RMBS Master Servicer and Deutsche Bank National Trust Company, as Indenture Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN HOME MORTGAGE SECURITIES LLC

By:	/s/ Alan Horn
Name:	Alan Horn
Title:	Executive Vice President

Dated: August 11, 2005

EXHIBIT INDEX

Exhibit No.	Description
3.1

Supplemental Indenture Number One dated June 1, 2005, among American Home Mortgage Investment Trust Series 2005-1, as Issuer, Wells Fargo Bank, N.A., as Securities Administrator and Deutsche Bank National Trust Company, as Indenture Trustee.

99.1

Amendment Number One to the RMBS Servicing Agreement, dated June 1, 2005, among American Home Mortgage Servicing, Inc. as RMBS Servicer, American Home Mortgage Investment Trust 2005-1, as Issuer, American Home Mortgage Acceptance, Inc. as Seller, Wells Fargo Bank, N.A., as RMBS Master Servicer and Deutsche Bank National Trust Company, as Indenture Trustee.